Exhibit 99.1

AVIS BUDGET GROUP COMPLETES ACQUISITION OF AVIS EUROPE PLC

Transaction Re-unites Avis Budget Group with its Licensee
for Europe, the Middle East, Africa and Asia

PARSIPPANY, N.J. and LONDON, October 3, 2011 – Avis Budget Group, Inc. (NASDAQ: CAR) announced today that it has completed its previously announced acquisition of Avis Europe plc.  The combined company is now one of the largest vehicle rental companies in the world, with branded rental locations in approximately 175 countries.

“We are thrilled to be closing our acquisition of Avis Europe and re-uniting the Avis and Budget brands globally,” said Ronald L. Nelson, Avis Budget Group Chairman and Chief Executive Officer.  “This transaction positions us well to capture incremental growth in global travel and will enable us to more effectively serve our customers worldwide.”

Prior to the completion of the acquisition, Avis Europe had been an independently-owned licensee of Avis Budget Group, operating the Avis brand in Europe, the Middle East, Africa and Asia since 1986.  The equity purchase price of approximately $1.0 billion and the repayment of certain Avis Europe debt obligations are being funded through a combination of existing cash and incremental borrowings, and the acquisition is expected to be accretive to Avis Budget’s earnings per share, excluding any integration and other one-time costs and the non-cash effects of purchase accounting.

About Avis Budget Group
Avis Budget Group, Inc. is a leading global provider of vehicle rental services through its Avis and Budget brands, with 10,000 rental locations in approximately 175 countries around the world following the acquisition of Avis Europe.  Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world.  Avis Budget Group has approximately 27,000 employees and is headquartered in Parsippany, N.J.  For more information, visit www.avisbudgetgroup.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Avis Budget’s current plans, estimates and expectations, and include statements about expected synergies and benefits of Avis Budget’s acquisition of Avis Europe and future expected accretion to earnings.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include Avis Budget’s ability to realize the synergies contemplated by the transaction, the incremental borrowings contemplated by the transaction and Avis Budget’s ability to promptly and effectively integrate the businesses of Avis Europe and Avis Budget.  In addition, investors should take into consideration those risks and uncertainties discussed in Avis Budget’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report for the quarterly period ended June 30, 2011, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other factors discussed in Avis Budget’s filings and furnishings with the SEC. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Avis Budget does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts
Media Contact:                                                                                                Investor Contact:
John Barrows                                                                                                     Neal Goldner
(973) 496-7865                                                                                                     (973) 496-5086
PR@avisbudget.com                                                                                         IR@avisbudget.com

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